EXHIBIT 99.1

Dividend Announcement/Email to Members

Subject Line: FHLBank Chicago Declares Q2 2026 Dividend

July 29, 2026

Q2 2026 Dividend Declared

Today, FHLBank Chicago’s Board of Directors declared a 9.50% (annualized) dividend for Class B1 activity stock and a 3.75% (annualized) dividend for Class B2 membership stock, based on preliminary financial results for the second quarter of 2026. Dividends will be paid to member DID accounts on August 14, 2026.

FHLBank Chicago pays a higher dividend per share on activity stock compared to membership stock to recognize members that support the cooperative by using our products. It has the effect of enhancing the benefits of using the Bank either by lowering the cost on advances and letters of credit or improving the return on Mortgage Partnership Finance® (MPF®) Traditional loans sold. This net benefit of the higher dividend received on Class B1 activity stock lowers your borrowing costs by an estimated 25.82 basis points*.

FHLBank Chicago expects to maintain at least a 9.25% (annualized) dividend for Class B1 activity stock for the third and fourth quarters of 2026, based on current projections and assumptions regarding our financial condition. This information is being provided to assist members in planning their activity with FHLBank Chicago. Any future dividend payments remain subject to determination and declaration by FHLBank Chicago's Board of Directors and may be impacted by changes in financial or economic conditions, regulatory and statutory limitations, and any other relevant factors.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

*Reflects Class B1 activity stock dividend as a reduction to the assumed advance rate, based on a Class B1 dividend rate of 9.50% for Q2 2026, an opportunity cost of buying stock (estimated to be the Q2 2026 U.S. Federal Reserve Average Federal Funds Rate of 3.63%), and 4.50% advance capitalization for illustration purposes only.

EXHIBIT 99.1

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments that affect FHLBank Chicago, its members, or counterparties; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); prolonged inflation or recession; maintaining compliance with regulatory and statutory requirements (including relating to dividend payments and retained earnings); any decrease in levels of business which may negatively impact results of operations or financial condition; the reliability of projections, assumptions, and models on future financial performance and condition; political, national and world events (including geopolitical conflicts); changes in demand for advances or consolidated obligations; membership changes; changes in mortgage interest rates and prepayment speeds on mortgage assets; FHLBank Chicago’s ability to execute its business model and pay future dividends (including enhanced dividends on activity stock); FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches in its technology, controls or operating processes; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.
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